Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT,

GUARANTY AND SECURITY AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of October 24, 2013, is entered into by and among (1) IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation (the “Borrower”); (2) the Lenders (as defined in the Credit Agreement referred to below); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, with respect to the following:

A. The Borrower, the Administrative Agent and the Lenders have previously entered into that certain Credit Agreement, dated as of August 4, 2011 (as amended prior to the date hereof, the “Existing Credit Agreement” and as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Credit Agreement”). Capitalized terms are used in this Amendment as defined in the Credit Agreement, unless otherwise defined herein.

B. The Borrower has requested that the Administrative Agent and the Lenders increase the Total Revolving Loan Commitment and make certain other amendments to the Existing Credit Agreement as set forth below.

C. The Borrower has also requested that the Administrative Agent and the Lenders make certain amendments to (i) that certain Guaranty Agreement, dated as of August 4, 2011, (as amended prior to the date hereof, the “Existing Guaranty” and as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Guaranty”) by each Guarantor in favor of the Administrative Agent and (ii) that certain Security Agreement, dated as of August 4, 2011, (as amended prior to the date hereof, the “Existing Security Agreement” and as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Security Agreement”) by and among the Borrower, each Guarantor party thereto and the Administrative Agent.

D. The Administrative Agent and the Lenders are willing to grant such requests on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Effectiveness. The effectiveness of the provisions of Sections 2, 3 and 4 of this Amendment is subject to the satisfaction of the conditions further described in Section 5 of this Amendment.

2. Amendments to Credit Agreement. On the terms and subject to the conditions of this Amendment, as of the First Amendment Effective Date:

(a) Base Rate. The definition of “Base Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the phrase “the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination” with the following phrase:

“the rate per annum reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which such rate is quoted, the next preceding Business Day for which such rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination.”

(b) LIBOR Rate. The definition of “LIBOR Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the phrase “the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent on the first day of such Interest Period at or about 11:00 a.m., London time (or as soon thereafter as practicable), for delivery on the second Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period” with the following phrase:

“the rate per annum reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, for Dollar deposits being delivered in the London interbank Eurodollar currency market at or about 11:00 a.m., London time (or as soon thereafter as practicable), on the second Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period.”

(c) Obligations. The definition of “Obligations” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the period at the end thereof with the following phrase:

“; provided that “Obligations” shall exclude all Excluded Swap Obligations.”

(c) Pricing Grid. The chart in the definition of “Pricing Grid” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:

“(a) Prior to an optional increase of the Total Revolving Loan Commitment after the First Amendment Effective Date pursuant to Section 2.01(c):

Pricing Grid
Tier	Total Leverage Ratio	Applicable Margin for LIBOR Rate Loans and LIBOR Market Index Rate Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage
I	> 1.00	1.25%	0.25%	0.25%
II	≤ 1.00	0.75%	0.00%	0.25%

and (b) from and after an optional increase of the Total Revolving Loan Commitment after the First Amendment Effective Date pursuant to Section 2.01(c):

Pricing Grid
Tier	Total Leverage Ratio	Applicable Margin for LIBOR Rate Loans and LIBOR Market Index Rate Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage
I	> 2.00	1.75%	0.75%	0.25%
II	> 1.50 ≤ 2.00	1.50%	0.50%	0.25%
III	> 1.00 ≤ 1.50	1.25%	0.25%	0.25%
IV	≤ 1.00	1.00%	0.00%	0.25%

”

(d) Total Revolving Loan Commitment. The definition of “Total Revolving Loan Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the phrase “at any time, Seventy Five Million Dollars ($75,000,000)” with the phrase “as of the First Amendment Effective Date, One Hundred Twenty-Five Million Dollars ($125,000,000).”

(e) New Definitions. Section 1.01 of the Existing Credit Agreement is hereby amended by adding thereto the following definitions in the appropriate alphabetical positions:

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“First Amendment” shall mean the First Amendment to Credit Agreement dated as of October 24, 2013, by and among the Borrower, the Lenders and the Administrative Agent, and acknowledged and consented to by the Guarantors.

“First Amendment Effective Date” shall have the meaning given to that term in the First Amendment.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Swap Obligation” shall mean with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(f) Optional Increase. Section 2.01(b)(i)(A) of the Existing Credit Agreement is hereby amended by adding the phrase “from and after the First Amendment Effective Date” after “increases in the Total Revolving Loan Commitment” therein.

(g) Minimum EBITDA. Section 5.03(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Minimum EBITDA. The Borrower shall not permit, as of the last day of any fiscal quarter, EBITDA for the four fiscal quarter period ending thereon to be less than (i) $45,000,000 for any fiscal quarter ending on or before December 31, 2014 or (ii) $60,000,000 for any fiscal quarter ending thereafter.”

(h) Judgment Event of Default. Section 6.01(h)(i) of the Existing Credit Agreement is hereby amended by replacing the reference to “$10,000,000” therein with “$20,000,000.”

(i) Collateral Waterfall. Section 6.02 of the Existing Credit Agreement is hereby amended by replacing the phrase “to whom obligations are owed in connection with any Lender Rate Contract” with the phrase “to whom Obligations are owed in connection with any Lender Rate Contract.”

3. Amendments to Guaranty and Security Agreement.

(a) Guaranty. The definition of “Guaranteed Obligations” in the Existing Guaranty is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the foregoing, “Guaranteed Obligations” shall exclude all Excluded Swap Obligations.”

(b) Security Agreement. The definition of “Secured Obligations” in the Existing Security Agreement is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the foregoing, “Secured Obligations” shall exclude all Excluded Swap Obligations.”

4. Commitment Increase. On the terms and subject to the conditions of this Amendment, as of the First Amendment Effective Date, (a) Wells Fargo Bank, National Association hereby increases its Revolving Loan Commitment by $30,000,000 (thereby increasing Wells Fargo Bank, National Association’s Revolving Loan Commitment as of the First Amendment Effective Date to a total of $75,000,000) and (b) Comerica Bank hereby increases its Revolving Loan Commitment by $20,000,000 (thereby increasing Comerica Bank’s Revolving Loan Commitment as of the First Amendment Effective Date to a total of $50,000,000).

5. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of the provisions of Sections 2, 3 and 4 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Administrative Agent, the Lenders and the Guarantors.

(b) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the First Amendment Effective Date, certifying that (A) attached thereto are true, correct and complete copies of the Organizational Documents of the Borrower and (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Amendment and the other documents executed or to be executed by the Borrower in connection with the transactions contemplated hereby.

(c) The Administrative Agent shall have received true and correct copies of resolutions duly adopted by the board of directors or other governing body of each Guarantor and continuing in effect, which authorize the execution, delivery and performance by such Guarantor of this Amendment and the other documents executed or to be executed by such Guarantor in connection with the transactions contemplated hereby.

(d) The Administrative Agent shall have received amended and restated Revolving Loan Notes in favor of each Lender, duly executed and delivered by the Borrower.

(e) No Default or Event of Default shall have occurred and be continuing.

(f) The representations and warranties set forth in this Amendment shall be true and correct as of the First Amendment Effective Date.

(g) The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower certifying as to the matters described in clauses (e) and (f) above.

(h) The Administrative Agent shall have received favorable written opinions from special counsel to the Borrower dated as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

(i) All fees and expenses payable to the Administrative Agent and the Lenders on or prior to the First Amendment Effective Date (including all fees payable pursuant to any fee letter) shall have been paid.

(j) All fees and expenses of counsel to the Administrative Agent invoiced on or prior to the First Amendment Effective Date shall have been paid.

6. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Existing Credit Agreement, Existing Guaranty and Existing Security Agreement in the manner provided in this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Authorization of Agreements. The execution and delivery of this Amendment by the Borrower, the execution and delivery of this Amendment by each Guarantor, the performance by the Borrower of the Existing Credit Agreement as amended by this Amendment (hereafter referred to as the “Amended Credit Agreement”), the performance by the Guarantors of the Existing Guaranty as amended by this Amendment (hereafter referred to as the “Amended Guaranty”) and the performance by the Borrower and Guarantors of the Existing Security Agreement as amended by this Amendment (hereafter referred to as the “Amended Security Agreement”): (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary corporate or other organizational actions on the part of such Loan Party.

(b) Enforceability. Each of this Amendment, the Amended Credit Agreement and the Amended Security Agreement has been duly executed and delivered by the Borrower, and each of this Amendment, the Amended Guaranty and the Amended Security Agreement has been duly executed and delivered by each Guarantor and, in each case, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c) Non-Contravention. The execution and delivery by the Borrower and each Guarantor of this Amendment, the performance by each Guarantor of this Amendment, the Amended Guaranty and the Amended Security Agreement, and the performance by the Borrower of each of this Amendment, the Amended Credit Agreement and the Amended Security Agreement do not (i) violate in any material respect any Requirement of Law applicable to such Loan Party (including, without limitation, any Healthcare Laws); (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of the Lender Parties pursuant to this Agreement or the other Credit Documents), (iv) result in a revocation, termination or other material restriction on any Licenses material to the business, operations or properties of the Loan Parties, (v) result in the termination or otherwise materially adversely affect any Third Party Payor Arrangement or Material Document or (vi) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(d) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the execution and delivery of this Amendment by the Borrower, the execution and delivery of this Amendment by the Guarantors or the performance or consummation of the transactions contemplated hereby and thereby, except for those which have been made or obtained and are in full force and effect.

(e) Representations and Warranties. The Borrower confirms that as of the First Amendment Effective Date and after giving effect to this Amendment, (i) the representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date) and (ii) no Default or Event of Default has occurred and is continuing.

7. Miscellaneous.

(a) Reference to and Effect on the Existing Credit Agreement, Existing Guaranty, Existing Security Agreement and the other Credit Documents.

(i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement, Existing Guaranty, Existing Security Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower and the Guarantors in all respects.

(ii) The execution and delivery of this Amendment and performance of the Amended Credit Agreement, Amended Guaranty and Amended Security Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the

Lender Parties under, the Existing Credit Agreement, Existing Guaranty, Existing Security Agreement or any of the other Credit Documents.

(iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Existing Credit Agreement, the Existing Guaranty and the Existing Security Agreement, as applicable, and the Existing Credit Agreement, Existing Guaranty and Existing Security Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

(iv) If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement or any other Credit Document, the terms and provisions of this Amendment shall govern.

(b) Expenses. The Borrower acknowledges that all costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid by the Borrower in accordance with Section 8.02 of the Existing Credit Agreement.

(c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

8. Credit Documents. This Amendment is a Credit Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Credit Documents are applicable hereto and incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:	/s/ Adam D. Singer, M.D.
Name: Adam D. Singer, M.D.
Title: Chief Executive Officer

[Signature Page to First Amendment - IPC]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:	/s./ Sanjana Daphtary
Name: Sanjana Daphtary
Title: Vice President

[Signature Page to First Amendment - IPC]

COMERICA BANK, as a Lender

By:	/s/ Evan Huckabay
Name: Evan Huckabay
Title: Vice President

[Signature Page to First Amendment - IPC]

ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that the Guaranty executed by it in connection with the Credit Agreement remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by each of the undersigned in all respects, and each of the undersigned hereby confirms that the representations and warranties contained in the Guaranty (including any incorporated by reference to the Credit Agreement) are (before and after giving effect to this Amendment) true and correct in all material respects.

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[Signature Page to First Amendment - IPC]